As filed with the Securities and Exchange Commission on July 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0174996
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Blair, Esq.

Vice President, General Counsel and Secretary

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig M. Garner

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

45,427,103 Shares of Common Stock

VIASAT, INC.

This prospectus covers the resale or other disposition by the selling stockholders identified in this prospectus from time to time of up to 45,427,103 shares of our common stock. The shares offered by the selling stockholders in this prospectus were issued to the selling stockholders in connection with our acquisition of all of the issued and outstanding shares of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (Inmarsat Holdings), pursuant to the terms of a Share Purchase Agreement, dated as of November 8, 2021, among Viasat, Inc., the former shareholders of Inmarsat Holdings and the other parties thereto (as amended, the Purchase Agreement). We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling stockholders.

We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The selling stockholders or their pledgees, donees, transferees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the shares of common stock directly or through one or more underwriters, broker-dealers or agents. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol VSAT. On July 13, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $30.74 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act), using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may sell the shares of common stock described in this prospectus from time to time in one or more offerings. This prospectus incorporates by reference certain important information about us and our common stock, as described under the heading “Incorporated by Reference.” Before purchasing any shares, you should carefully read this prospectus together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Viasat,” “we,” “our” or “us” in this prospectus, we mean Viasat, Inc. and its consolidated subsidiaries, unless the context otherwise requires. When we refer to “you” or “yours,” we mean the potential holders of shares of our common stock.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus, including each of the documents incorporated herein by reference, before making an investment decision.

Our Company

We are an innovator in communications technologies and services, focused on making connectivity accessible, available and secure for all. Our end-to-end platform of high-capacity satellites, ground infrastructure and user terminals enables us to provide cost-effective, high-speed, high-quality broadband solutions to enterprises, consumers, military and government users around the globe, whether on the ground, in the air or at sea. In addition, our government business includes a portfolio of communications gateways, situational awareness products and services, satellite communication products and services, cybersecurity and information assurance products and services, and tactical data link solutions. We believe that our diversification strategy—anchored in a broad portfolio of customer-centric products and services—our vertical integration approach and our ability to effectively cross-deploy technologies between government and commercial applications and segments as well as across different geographic markets, provide us with a strong foundation to sustain and enhance our leadership in advanced communications and networking technologies.

On May 30, 2023, we purchased all of the issued and outstanding shares of Inmarsat Holdings in exchange for the payment of approximately $550.7 million in cash and the issuance of approximately 46.36 million unregistered shares of our common stock (the Inmarsat Acquisition), which shares include the shares of common stock being offered by the selling stockholders in this prospectus.

We conduct our business through three segments: satellite services, commercial networks and government systems.

Satellite Services. Our satellite services segment uses our proprietary technology platform to provide satellite-based high-speed broadband services around the globe for use in commercial applications. The primary services offered by our satellite services segment are comprised of fixed broadband services, in-flight services (including in-flight connectivity, wireless in-flight entertainment and aviation software services), maritime services, prepaid internet services, energy services and other mobile broadband and mobile satellite services.

Commercial Networks. We are a leading end-to-end network technology and equipment supplier in broadband satellite markets. In addition to developing our own proprietary high-capacity Ka-band satellite systems, our commercial networks segment develops and sells a wide array of advanced satellite and wireless products, antenna systems and network and terminal solutions that support or enable the provision of high-speed fixed and mobile broadband services. We design, develop and produce space system solutions for multiple orbital regimes, including geostationary, medium earth orbit and low earth orbit. The primary products, systems, solutions and services offered by our commercial networks segment include mobile and fixed broadband satellite communication systems, antenna systems, space system design and satellite networking development.

Government Systems. We are a leading provider of innovative communications and cybersecurity products and solutions to the U.S. Government and other military and government users around the world. Our government systems segment offers a broad array of products and services designed to enable the collection and transmission of secure real-time digital information and communications between fixed and mobile command centers, intelligence and defense platforms and individuals in a dispersed environment. The primary products and services offered by our government systems segment include government mobile broadband products and services, government satellite communication systems, secure networking, cybersecurity and information assurance products and services and tactical data link solutions.

We were incorporated in California in 1986 and reincorporated in Delaware in 1996. Our principal executive offices are located at 6155 El Camino Real, Carlsbad, California 92009, and our telephone number is (760) 476-2200.

RISK FACTORS

Investment in the common stock offered pursuant to this prospectus involves risks. Before deciding whether to invest in shares of our common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the Exchange Act). The occurrence of any of these risks might cause you to lose all or part of your investment in shares of our common stock. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act and the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements regarding the expected benefits, synergies, growth opportunities and other financial and operating benefits of the Inmarsat Acquisition; our anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities following the closing of the Inmarsat Acquisition; projections of earnings, revenue, costs or other financial items; anticipated growth and trends in our business or key markets; future economic conditions and performance; the development, customer acceptance and anticipated performance of technologies, products or services; satellite construction and launch activities, completion of in-orbit placement and in-orbit testing and commencement of commercial service of our satellites; the performance and anticipated benefits of our satellites; the expected completion, capacity, coverage, service speeds and other features of our satellites, and the timing, cost, economics and other benefits associated therewith; anticipated subscriber growth; plans, objectives and strategies for future operations; international growth opportunities; the number of additional aircraft under existing contracts with commercial airlines anticipated to be put into service with our IFC systems; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: risks that the Inmarsat Acquisition disrupts current plans and operations or diverts management’s attention from its ongoing business; the effect of the Inmarsat Acquisition on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; our ability to successfully integrate the operations, technologies and employees of Inmarsat Holdings and its subsidiaries (collectively, Inmarsat); the ability to realize anticipated benefits and synergies of the Inmarsat Acquisition and our other acquisitions, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of our business following the closing of the Inmarsat Acquisition; our ability to realize the anticipated benefits of the ViaSat-3 class satellites and any future satellite we may construct or acquire; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband services on our anticipated timeline or at all; capacity constraints in our business in the lead-up to the launch of services on our ViaSat-3 satellites; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions; delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of changes to global tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; our dependence on a limited number of key employees; and other factors identified under the heading “Risk Factors” of this prospectus, elsewhere in this prospectus and our other filings with the SEC. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in, or incorporated by reference into, this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements, which speak only as of the date on which they are made. Accordingly, users of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock in this offering by the selling stockholders. The selling stockholders will receive all of the proceeds from this offering.

We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus. The selling stockholders will bear all underwriting fees, discounts and selling commissions, if any, attributable to the sales of shares of our common stock, as well as any transfer taxes attributable to the sale of shares of common stock covered hereby.

SELLING STOCKHOLDERS

This prospectus relates to the resale of shares of our common stock held by the selling stockholders listed in the table below. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as partial consideration for our acquisition of all of the issued and outstanding shares of Inmarsat Holdings on May 30, 2023 pursuant to the Purchase Agreement. In addition to the shares of common stock being registered hereby, each of the selling stockholders also received a portion of the cash consideration in the Inmarsat Acquisition.

At the closing of the Inmarsat Acquisition, we entered into a registration rights agreement with the selling stockholders (the Registration Rights Agreement), pursuant to which we agreed to file a registration statement to register for resale the shares of common stock issued to the selling stockholders in the Inmarsat Acquisition. Under the Registration Rights Agreement, we have (among other matters) agreed to use commercially reasonable efforts to cause the registration statement of which this prospectus is a part to remain effective, and to be supplemented and amended to the extent necessary to ensure that the registration statement is available or, if not available, that another registration statement is available, for the resale of all registrable securities until all of the registrable securities have ceased to be registrable securities or the Registration Rights Agreement is terminated. In addition, under the Registration Rights Agreement, we have also agreed to conduct certain underwritten offerings or facilitate certain block trade transactions upon the request of the selling stockholders, and the selling stockholders also have certain customary piggyback registration rights thereunder. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all underwriting fees, discounts and selling commissions, if any, attributable to the sales of shares. Except (1) as described above or as otherwise disclosed in the footnotes below, or (2) in their capacity as shareholders of Inmarsat Holdings prior to the closing of the Inmarsat Acquisition (and any arrangements with Inmarsat relating thereto prior to the closing of the Inmarsat Acquisition), the selling stockholders have not had any material relationship with us within the past three years, other than as a result of the ownership of our common stock.

The table below lists the selling stockholders and other information regarding the beneficial ownership of shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of the date of this prospectus. The third column lists the number of shares of common stock being offered by this prospectus by the selling stockholders. The fourth and fifth columns list the number of shares of common stock and percentage of our outstanding common stock to be held by the selling stockholder assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The information set forth below is based upon information obtained from the selling stockholders. The percentages of shares beneficially owned after completion of the offering are based on 124,054,755 shares of our common stock outstanding as of July 10, 2023.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering (1)	Percentage of Shares of Common Stock Owned Following the Offering (1)
CPP Investment Board Private Holdings (4) Inc. (2)(3)	11,356,776	11,356,776	—	—%
Ontario Teachers’ Pension Plan Board (2)(4)	11,356,776	11,356,776	—	—%
Triton LuxTopHolding SARL (2)(5)	11,356,776	11,356,776	—	—%
WP Triton Co-Invest, L.P. (2)(6)	11,202,130	11,202,130	—	—%
Pretzel Logic BV (2)(7)	154,645	154,645	—	—%

(1)

Represents the number of shares of common stock that will be beneficially owned by the selling stockholder after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of common stock will be acquired or sold by the selling stockholder before completion of this offering. However, the selling stockholder may sell all, part or none of its shares of common stock offered pursuant to this prospectus and may sell all, part or none of its common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(2)

On November 8, 2021 we entered into a Stockholders Agreement with the selling stockholders (the Stockholders Agreement), pursuant to which (among other matters), effective from and after the closing of the Inmarsat Acquisition, the selling stockholders have the right to designate (i) two individuals for nomination to the board of directors of Viasat, Inc. (the Viasat Board) so long as they collectively beneficially own at least 25% of the total outstanding shares of our common stock and (ii) one individual for nomination to the Viasat Board so long as they collectively beneficially own at least 15% of the total outstanding shares of our common stock. Under the Stockholders Agreement, so long as the selling stockholders collectively beneficially own at least 15% of the total outstanding shares of our common stock, the selling stockholders have agreed to vote their Consideration Shares (as defined under the Stockholder’s Agreement), subject to certain exceptions, in accordance with the recommendations of the Viasat Board. At the closing of the Inmarsat Acquisition, the Viasat Board was expanded from eight to ten directors and Andrew Sukawaty and Rajeev Suri were appointed to the newly created directorships as the selling stockholders’ designees pursuant to the Stockholders Agreement. In addition, the Stockholders Agreement imposes certain transfer restrictions with respect to the shares of our common stock issued to the selling stockholders at the closing of the Inmarsat Acquisition, including a prohibition on transfer during an initial 180-day lock-up period, subject to certain exceptions, and on transfers to Viasat competitors and certain other parties for so long as the selling stockholders collectively beneficially own at least 10% of the total outstanding shares of our common stock, as well as customary standstill limitations. On November 8, 2021, the selling stockholders entered into a Coordination Agreement (the Coordination Agreement), pursuant to which (among other matters) each selling stockholder agreed to meet with the other selling stockholders to decide the names of individuals they shall designate to serve on the Viasat Board and to notify the other selling stockholders in advance of making sales under this prospectus. As a result of the Stockholders Agreement and the Coordination Agreement, the selling stockholders may be deemed to be a member of a “group” as defined in the Exchange Act with certain other stockholders. The Coordination Agreement will no longer apply to a selling stockholder when such selling stockholder ceases to hold at least 3% of the outstanding shares of our common stock. It will also be terminated when the selling stockholders party to the Coordination Agreement own less than 10% of the outstanding shares of our common stock.

(3)

Consists of 11,356,776 shares of our common stock issued to the selling stockholder pursuant to the Purchase Agreement and registered hereby. Reflects the shares of common stock directly held by CPP Investment Board Private Holdings (4) Inc. (CPPIB-PH(4)I). CPPIB-PH(4)I is a wholly owned subsidiary of Canada Pension Plan Investment Board (CPPIB), thus CPPIB is an indirect beneficial owner of the shares of common stock held by CPPIB-PH(4)I. The address of the selling stockholder is One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W5, Canada.

(4)

Consists of 11,356,776 shares of our common stock issued to the selling stockholder pursuant to the Purchase Agreement and registered hereby. The address of the selling stockholder is 5650 Yonge Street, 3rd Floor, Toronto, Ontario M2M 4H5.

(5)

Consists of 11,356,776 shares of our common stock issued to the selling stockholder pursuant to the Purchase Agreement and registered hereby. Reflects the shares of common stock directly held by Triton LuxTopHolding SARL. The shareholders of Triton LuxTopHolding SARL are Triton Lux EquityCo SARL and Connect Syndication L.P. Apax IX GP Co. Limited (Apax IX), in its capacity as ultimate general partner of the Apax IX Fund (as defined below), is the sole shareholder of Triton Lux EquityCo SARL. Apax IX is also the sole shareholder of Connect Syndication GP Co. Limited, the General Partner of Connect Syndication L.P. Apax IX is the investment manager of each of Apax IX EUR L.P., Apax IX EUR Co Investment L.P., Apax IX USD L.P. and Apax IX USD Co Investment L.P. (collectively, the Apax IX

Fund) and is controlled by a board of directors consisting of Elizabeth Burne, Simon Cresswell, Andrew Guille, Martin Halusa, Paul Meader and Jeremy Latham. The address of the selling stockholder is 1-3 Boulevard de la Foire, Luxembourg, L-1528.
(6)

Consists of 11,202,130 shares of our common stock issued to the selling stockholder pursuant to the Purchase Agreement and registered hereby. Reflects the shares of common stock directly held by WP Triton Co-Invest, L.P., a Cayman Islands exempted limited partnership (WP Triton Co-Invest). By reason of the provisions of Rule 16a-1 of the Exchange Act, Warburg Pincus (Callisto-A) Global Growth (Cayman), L.P., Warburg Pincus (Europa) Global Growth (Cayman), L.P., Warburg Pincus Global Growth-B (Cayman), L.P., Warburg Pincus Global Growth-E (Cayman), L.P., Warburg Pincus Global Growth Partners (Cayman), L.P., and WP Global Growth Partners (Cayman), L.P. (collectively, the WP Global Growth Funds), each a Cayman Islands exempted limited partnership; Warburg Pincus (Cayman) Global Growth GP, L.P., a Cayman Islands exempted limited partnership (WPGG Cayman GP) and the general partner of each of the WP Global Growth Funds; Warburg Pincus (Cayman) Global Growth GP LLC, a Delaware limited liability company (WPGG Cayman GP LLC) and the general partner of WPGG Cayman GP; Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (WPP II Cayman) and the managing member of WPGG Cayman GP LLC; Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company and the general partner of WPP II Cayman; and Warburg Pincus LLC, a New York limited liability company that is a registered investment adviser and the manager of the WP Global Growth Funds. Investment and voting decisions with respect to the shares held by the WP Global Growth Funds are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. The address of the selling stockholder is 450 Lexington Avenue, New York, New York 10017.

(7)

Consists of 154,645 shares of our common stock issued to the selling stockholder pursuant to the Purchase Agreement and registered hereby. Reflects the shares of common stock directly held by Pretzel Logic BV. Mark Nieuwendijk is the managing director of Pretzel Logic BV. The address of the selling stockholder is Wilhelminalaan 30, 3701BL, Zeist, NL.

The selling stockholders listed in the above table may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their shares of our common stock since the date as of which the information is presented in the above table. Information concerning the selling stockholders may change from time to time and any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part if and when necessary.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock covered hereby, through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale, on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which our common stock is traded (including the over-the-counter market) or in private transactions. These dispositions may be at a fixed price or prices (which may be changed), at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•

block trades (which may involve crosses) in which the broker-dealer will attempt to sell common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	over-the-counter market transactions;

•	privately negotiated transactions;

•	settlement of short sales;

•

through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners, beneficiaries or shareholders);

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the common stock registered hereunder. The selling stockholders may transfer, assign, sell, devise or gift such shares by other means not described in this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees, assignees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of common stock therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge common stock to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery or pledge to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not currently have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under the Registration Rights Agreement, we agreed to use commercially reasonable efforts to cause the registration statement of which this prospectus is a part to remain effective, and to be supplemented and amended to the extent necessary to ensure that the registration statement is available or, if not available, that another registration statement is available, for the resale of all registrable securities until all of the registrable securities have ceased to be registrable securities or the Registration Rights Agreement is terminated.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 205,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.0001 per share, and 200,000,000 shares of common stock, par value $0.0001 per share. As of July 10, 2023, we had 124,054,755 shares of common stock outstanding, which includes the shares of common stock that were issued to the sellers in the Inmarsat Acquisition on May 30, 2023. We currently have no outstanding shares of preferred stock.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of our common stock do not have cumulative voting rights, which means that holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected.

Dividends

Subject to the preferences of any of our outstanding preferred stock, the holders of our common stock are entitled to a proportional distribution of any dividends that may be declared by the board of directors.

Liquidation

In the event of a liquidation or dissolution of Viasat, the holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and any payments due to holders of any outstanding shares of our preferred stock.

Fully Paid and Nonassessable

The outstanding shares of our common stock are fully paid and nonassessable.

Holder Rights and Preferences

Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Anti-Takeover Provisions

Delaware Anti-Takeover Provisions

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (the DGCL). Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaw Provisions

Some provisions of Viasat’s certificate of incorporation and bylaws could also have anti-takeover effects. These provisions:

•	permit the board of directors to increase its own size and fill the resulting vacancies;

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize the issuance of preferred stock in one or more series;

•	prohibit stockholder action by written consent;

•	provide that special meetings of stockholders may be called only by the board of directors, its chairman, the president or the secretary of Viasat; and

•

require the affirmative vote of not less than 66 2/3% of the total voting power of all outstanding securities of Viasat then entitled to vote generally in the election of directors, voting together as a single class, to amend Viasat’s bylaws.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by the board of directors. In addition, these provisions are intended to ensure that the board of directors will have sufficient time to act in what it believes to be in the best interests of Viasat and its stockholders. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for a takeover of Viasat that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of Viasat. The provisions are also intended to discourage some tactics that may be used in proxy fights.

Classified Board of Directors

The certificate of incorporation provides for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The classified board provision will help to assure the continuity and stability of the board of directors and the business strategies and policies of Viasat as determined by the board of directors. The classified board provision could have the effect of discouraging a third party from making a tender offer or attempting to obtain control of Viasat. In addition, the classified board provision could delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

No Stockholder Action by Written Consent; Special Meetings

The certificate of incorporation provides that stockholder action can only be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting.

The certificate of incorporation also provides that special meetings of stockholders may be called only by the board of directors, its chairman, the president or the secretary of Viasat. Stockholders are not permitted to call a special meeting of stockholders or to require that the board of directors call a special meeting.

Number of Directors; Removal; Filling Vacancies

The certificate of incorporation provides that the board of directors will consist of between four and eleven members, the exact number to be fixed by resolution adopted by affirmative vote of a majority of the board of directors. Further, the certificate of incorporation authorizes the board of directors to fill newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the board of directors by permitting the board of directors to enlarge the size of the board and fill the new directorships with its own nominees. A director so elected by the board of directors holds office until the next election of the class for which the director has been chosen and until his or her successor is elected and qualified. The certificate of incorporation also provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the total voting power of all outstanding securities. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filling the vacancies created by the removal with its own nominees.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

Unless we specify otherwise, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term equity securities does not include convertible debt securities.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “VSAT.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon by Latham & Watkins LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Connect Topco Limited and its subsidiaries as at December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus, have been audited by Deloitte LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. You may also access filed documents at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of our website at www.viasat.com. The information found on or accessed through our website is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 22, 2023;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on July  22, 2022 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2022);

•	our Current Reports on Forms 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on April 14, 2023, April 14, 2023, May 17, 2023, June 2, 2023, June 5, 2023 and June 14, 2023; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 20, 1996, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Viasat, Inc.

Attention: Investor Relations

6155 El Camino Real

Carlsbad, California 92009

(760) 476-2200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the shares of common stock being registered hereby:

SEC registration fee	$148,029.40
Printing and mailing expenses	2,000.00	*
Legal fees and expenses	50,000.00	*
Accounting fees and expenses	20,000.00	*
Miscellaneous	970.60	*

Total	$221,000.00	*

*	Estimated

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation limits the liability of our directors to Viasat or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Our bylaws generally provide for mandatory indemnification of our directors and officers to the full extent provided by the DGCL. In addition, we have entered into indemnification agreements with our directors and officers that generally provide for mandatory indemnification under circumstances for which indemnification would otherwise be discretionary under Delaware law.

We maintain insurance on behalf of any person who is or was a director or officer of Viasat, or is or was a director or officer of Viasat serving at the request of Viasat as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Viasat would have the power or obligation to indemnify such person against such liability under the provisions of the bylaws.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Exhibit Description	Form	Incorporated by Reference			Filed Herewith
			File No.	Exhibit	Filing Date

3.1	Second Amended and Restated Certificate of Incorporation of Viasat, Inc.	10-Q	000-21767	3.1	11/14/2000

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Viasat, Inc.	8-K	000-21767	3.1	06/02/2023

3.3	Second Amended and Restated Bylaws of Viasat, Inc.	8-K	000-21767	3.1	12/04/2012

4.1	Form of Common Stock Certificate (p)	S-1/A	333-13183	4.1	11/05/1996

5.1	Opinion of Latham & Watkins LLP	X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)	X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	X

23.3	Consent of Deloitte LLP, independent auditor for Connect Topco Limited	X

24.1	Powers of Attorney (included on signature pages hereto)	X

107	Filing Fee Table	X

(p)	Filed in paper.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or

(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 14, 2023.

VIASAT, INC.

By:	/s/ MARK DANKBERG
Mark Dankberg
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Mark Dankberg, K. Guru Gowrappan and Robert Blair, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK DANKBERG Mark Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 14, 2023

/s/ SHAWN DUFFY Shawn Duffy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 14, 2023

/s/ RICHARD BALDRIDGE Richard Baldridge	Director	July 14, 2023

/s/ JAMES BRIDENSTINE James Bridenstine	Director	July 14, 2023

/s/ ROBERT JOHNSON Robert Johnson	Director	July 14, 2023

/s/ SEAN PAK Sean Pak	Director	July 14, 2023

/s/ VARSHA RAO Varsha Rao	Director	July 14, 2023

/s/ JOHN STENBIT John Stenbit	Director	July 14, 2023

/s/ ANDREW SUKAWATY Andrew Sukawaty	Director	July 14, 2023

/s/ RAJEEV SURI Rajeev Suri	Director	July 14, 2023

/s/ THERESA WISE Theresa Wise	Director	July 14, 2023